Exhibit 99.1

NovaBay Pharmaceuticals Holds Special Meeting of Stockholders

Proposals One, Three, and Four Pass; Meeting Adjourned with respect to Proposal Two

Stockholders who have not voted on Proposal Two are strongly encouraged to vote their shares

Meeting to reconvene on January 14, 2022

EMERYVILLE, Calif. (December 21, 2021) – NovaBay® Pharmaceuticals, Inc. (NYSE American: NBY) (“NovaBay” or the “Company”) announces that its Special Meeting of Stockholders held on December 17, 2021 has been adjourned until January 14, 2022 at 11:00 a.m. Pacific time in order to provide stockholders additional time to vote on Proposal Two, which is a proposal to approve an amendment to the NovaBay Amended and Restated Certificate of Incorporation to effect an increase in authorized common stock from 100,000,000 shares to 150,000,000 shares.

Proposal Two has received significant support based on the shares that have been voted by stockholders. As of the Special Meeting of Stockholders, approximately 83.5% of the shares that had been voted on Proposal Two were voted in its favor. However, the favorable votes were less than 50% of all outstanding shares of common stock, which is the minimum threshold required to approve this proposal. The Board of Directors continues to believe that the approval of Proposal Two is in the best interests of NovaBay and its stockholders, and one of the leading independent proxy voting advisory groups, Institutional Shareholder Services (“ISS"), recommended that stockholders vote FOR Proposal Two. All other proposals presented for consideration at the Special Meeting of Stockholders only required a majority of the votes present in person or by proxy as long as a quorum was present and all such other proposals passed on December 17, 2021.

Adjournment of Special Meeting of Stockholders

The adjourned meeting will be held in a virtual format and stockholders will be able to listen and participate in the virtual special meeting, as well as vote and submit questions during the live webcast of the meeting by visiting http://www.virtualshareholdermeeting.com/NBY2021SM and entering the 16‐digit control number included in your proxy card.

NovaBay encourages any stockholder as of the record date of October 25, 2021 who has not yet voted its shares on Proposal Two or is uncertain if their shares have been voted on Proposal Two to contact their broker or bank to vote their shares. The Board of Directors and management requests that these stockholders consider and vote their proxies as soon as possible on Proposal Two, but no later than January 13, 2022 at 11:59 p.m. Eastern time. Stockholders who have previously submitted their proxy or otherwise voted on Proposal Two at the Special Meeting of Stockholders and who do not want to change their vote need not take any action. For questions relating to the voting of shares or to request additional or misplaced proxy voting materials, please contact NovaBay’s proxy advisory group for assistance in voting your shares U.S. Toll Free at 855-643-7304.

As described in the Proxy Statement, a stockholder may use one of the following simple methods to vote their shares of common stock, or change their previously submitted vote, before the January 14, 2022 adjourned meeting with respect to Proposal Two:

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By Internet – www.proxyvote.com. If you have Internet access, you may transmit your voting instructions up until 11:59 p.m., Eastern time, the day before the adjourned Special Meeting date, that is, January 13, 2022. Go to www.proxyvote.com. You must have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

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By telephone – 1-800-690-6903. You may vote using any touch-tone telephone to transmit your voting instructions up until 11:59 p.m., Eastern time, the day before the adjourned Special Meeting date, that is, January 13, 2022. Call 1-800-690-6903 toll free. You must have your proxy card in hand when you call this number and then follow the instructions.

●	By mail – Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided.

Votes must be received by 11:59 p.m. Eastern time on January 13, 2022 to be counted. After this time, votes can only be cast during the adjourned Special Meeting on January 14, 2022 at 11:00 a.m. Pacific time at http://www.virtualshareholdermeeting.com/NBY2021SM.

About NovaBay Pharmaceuticals, Inc.

NovaBay Pharmaceuticals, Inc. is a pharmaceutical company that develops and sells scientifically created and clinically proven consumer products for the eyecare and skincare markets. In November 2021, NovaBay acquired DERMAdoctor, LLC, a company commercializing more than 30 dermatologist-developed skincare products sold through traditional domestic retailers, digital beauty channels and international distributors.

Forward-Looking Statements

This release contains forward-looking statements that are based upon management’s current expectations, assumptions, estimates, projections and beliefs. These statements involve known and unknown risks, uncertainties and other factors that may cause actual results or achievements to be materially different and adverse from those expressed in or implied by these forward-looking statements. Factors that might cause or contribute to such differences include, but are not limited to, risks and uncertainties relating to the Company’s ability to obtain the necessary votes to pass Proposal Two. Other risks relating to NovaBay’s business, including risks that could cause results to differ materially from those projected in the forward-looking statements in this press release, are detailed in NovaBay’s latest Form 10-Q and Form 10-K filings, the Proxy Statement and Registration Statement on Form S-1 filing with the Securities and Exchange Commission, especially under the heading “Risk Factors.” The forward-looking statements in this release speak only as of this date, and NovaBay disclaims any intent or obligation to revise or update publicly any forward-looking statement except as required by law.

Important Information

In connection with the solicitation of proxies, on November 12, 2021, NovaBay filed a definitive proxy statement with the Securities and Exchange Commission (“SEC”) in connection with NovaBay’s Special Meeting of Stockholders held on December 17, 2021, which has been adjourned until January 14, 2022. STOCKHOLDERS ARE STRONGLY ADVISED TO READ THE DEFINITIVE PROXY MATERIALS AND ANY OTHER RELEVANT SOLICITATION MATERIALS FILED BY NOVABAY WITH THE SEC BEFORE MAKING ANY VOTING OR INVESTMENT DECISION BECAUSE THESE DOCUMENTS CONTAIN IMPORTANT INFORMATION. NovaBay’s Proxy Statement and any other materials filed by NovaBay with the SEC can be obtained free of charge at the SEC’s web site at www.sec.gov.

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Avenova Purchasing Information

For NovaBay Avenova purchasing information:

Please call 800-890-0329 or email sales@avenova.com.

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NovaBay Contact

Justin Hall

Chief Executive Officer and General Counsel

510-899-8800

jhall@novabay.com

Investor Contact

LHA Investor Relations

Jody Cain

310-691-7100
jcain@lhai.com

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